EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
CSG Systems International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-117928, 333-125584, 333-176579, 333-176580, 333-196530, 333-227000, 333-248228) on Form S-8 of CSG Systems International, Inc. of our reports dated February 19, 2021, with respect to the consolidated balance sheets of CSG Systems International, Inc. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of CSG Systems International, Inc. Our report on the consolidated financial statements refers to the adoption of ASC Topic 842 in 2019.

/s/ KPMG LLP

Omaha, Nebraska

February 19, 2021